                                  Exhibit 99.2

         THE LANCET PUBLISHES CLINICAL RESULTS OF BOSTON LIFE SCIENCES'
                    ALTROPANE(TM) FOR USE IN THE DIAGNOSIS OF
                 ATTENTION DEFICIT HYPERACTIVITY DISORDER (ADHD)

December 17, 1999--Boston, MA--Boston Life Sciences, Inc. (NASDAQ:BLSI) released details of a human clinical study demonstrating that its diagnostic radioimaging agent, Altropane(TM), has detected an abnormal elevation in the number of dopamine transporters (DATs) in the brains of subjects with longstanding Attention Deficit Hyperactivity Disorder (ADHD). The study appears in the current issue of the prestigious British medical journal The Lancet.

Dr. Alan Fischman, senior author of The Lancet study, and Chief of Nuclear Medicine at the Massachusetts General Hospital stated, "the findings in this study are very significant, and demonstrate that Altropane potentially could be of great value in establishing the existence of an objective biological abnormality in ADHD."

Upon reviewing the study, psychiatrist Edward Hallowell, M.D, nationally recognized expert in ADHD and author of the book Driven to Distraction, stated, "Altropane is the most promising development I've seen in a long time in terms of our coming up with an actual physical test that could help us pin down the diagnosis of ADHD."

"There is currently great concern among parents, educators and health professionals regarding the accuracy of current psychosocial criteria used to diagnose ADHD, particularly in children, and the related problem of inappropriate use of potentially addictive stimulant medication for this poorly-defined condition. If the positive results obtained in our initial study in adults are further confirmed in children, we expect that Altropane will prove to be of immense value in helping health professionals and parents to deal with these important issues. Given its potential use to objectively diagnose ADHD in students as well as young adults who exhibit symptoms of inattentiveness and hyperactivity, Altropane can also provide a definitive basis for the use of medication in those patients who might otherwise be reluctant to initiate drug therapy," stated Marc Lanser, MD, Chief Scientific Officer of BLSI.

John Heavener, Chief Executive Officer of CHADD, the nation's leading advocacy organization dealing with ADHD stated, "Altropane is potentially a valuable tool in reinforcing the diagnosis of the ADHD, and in providing the public with proof the disorder exists. We receive 200 to 300 calls everyday asking about the diagnosis and treatment of ADHD and we are encouraged that Altropane may be a meaningful tool in advancing the science used to diagnose the disorder."

"To our knowledge, this is the first clinical study to demonstrate that there is a measurable biochemical abnormality in patients with ADHD. In this trial, adult patients with expertly-diagnosed, longstanding ADHD underwent Altropane-SPECT brain scans. In the scan, a Striatal Binding Potential (SBP) was calculated for each patient. The SBP is an indirect measure of the quantity of dopamine transporters (DATs) in the brain. Each and every ADHD patient had a SBP that was at least two standard deviations above the mean SBP of age-matched controls. These results demonstrated that abnormal levels of the DAT are directly associated with the clinical symptoms of ADHD in this patient group," added Dr. Lanser.

Altropane is a small molecule invented by researchers at Harvard and the Massachusetts General Hospital that binds with extremely high affinity and specificity to the DAT. Consequently, the amount of Altropane taken up by the brain is directly proportional to the number of DATs that are present in any given area of the brain. In Parkinson's Disease (PD), there is a marked decrease in the number of DATs in the striatal region of the brain. As a result, Altropane uptake is substantially diminished. This marked decrease in Altropane uptake in PD is the basis for BLSI's diagnostic test for early PD. For this application, Altropane is now in a Phase III trial and if successfully completed, will be submitted for marketing approval next year. Conversely, as now suggested by The Lancet study, ADHD appears to be associated with an excess number of DATs in this same region and thus Altropane has the potential to prove to be a powerful diagnostic for ADHD as well.

ADHD is the most commonly diagnosed behavioral disorder in children and is the fastest growing psychiatric disorder in adults. Since 1990, the total number of American children diagnosed with ADHD has risen from 900,000 to over 5.5 million, and the use of stimulant medication such as Ritalin(R) has increased 700% in the same period. ADHD is currently diagnosed according to a set of behavioral criteria defined in the Diagnostic and Statistical Manual (DSM) used by psychiatrists. However, it has not been possible to validate these criteria against an objective biological standard, since such a standard has never been established and does not currently exist. Consequently, the DSM criteria have generated widespread concern and, in the view of many critics, often are misapplied and misinterpreted. The lack of a clear-cut, demonstrated biological basis for ADHD has led to a great deal of confusion concerning the diagnosis of ADHD and has even provoked skepticism regarding the very existence of the disorder.

"With 5-10% of approximately 55 million school-age children currently diagnosed with some form of ADHD, roughly 1.5 million initial visits for ADHD per year, and with approximately 1.5 million adults diagnosed with ADHD, the Company believes that Altropane has the potential, if approved, to become one of the largest selling radio-pharmaceutical diagnostics ever developed. We hope to initiate Phase II/III testing for the diagnosis of ADHD early in 2000. The clinical protocol for the ADHD study is currently under review by radioimaging and ADHD experts at the Massachusetts General Hospital and Children's Hospital at the University of Pennsylvania," stated David Hillson, CEO of BLSI.

BLSI is developing novel treatments for cancer, autoimmune diseases, and central nervous system disorders. In addition to Altropane(TM), which is presently in Phase III testing for the diagnosis of Parkinson's Disease, BLSI's products awaiting FDA review, in clinical trials or in preclinical development include:
Troponin I, a naturally-occurring anti-angiogenesis factor for the treatment of solid tumors; AF-1 and Inosine, nerve growth factors for the treatment of acute and chronic CNS disorders; transcription factors that may control the expression of molecules associated with autoimmune disease and allergies; and Therafectin(R), an oral drug for the treatment of Rheumatoid Arthritis.

                                       ###

Statements made in this press release other than statements of historical fact represent forward-looking statements. Such statements include, without limitation, statements regarding expectations or beliefs as to future results or events, such as the expected timing and results of clinical trials, schedules of IND, NDA, and other regulatory submissions, the timing of product introductions, the market size for the Company's products and possible advantages of the Company's products. All such forward-looking statements involve substantial risks and uncertainties and actual results may vary materially from these statements. Factors that may affect future results include: results of scientific data from clinical trials; delays in the regulatory or development processes; the ability to obtain intellectual property protection, the outcome of discussions with potential partners, the availability of financing, market acceptance of the Company's products and other possible risks and uncertainties that have been noted in reports filed by the Company with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K/A.

For further information, please contact:


Media Contact                    Investor Contact                  Corporate Contact
Jim Weinrebe, ext. 6650          Maria Zapf                        Boston Life Sciences, Inc.
Lauren Arnold, ext. 6514         Boston Life Sciences, Inc.        Marc Lanser, MD
Schwartz Communications          617.425.0200                      Chief Scientific Officer
781.684.0770                                                       617.425.0200


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